Exhibit 10.9

EQUITY PLEDGE AGREEMENT

This Equity Pledge Agreement (this “Agreement”) is made on June 30, 2017 in Shanghai, the People’s Republic of China (the “PRC”) by and among the following parties (the “Parties”):

Party A: Shanghai Guangjian Information Technology Co., Ltd. (the “Pledgee”)

Registered Address: Room 23306-23308, Building 14, 498 Guo Shou Jing Road, China (Shanghai) Pilot Free Trade Zone

Legal Representative: ZHANG Jun

Party B: (the “Pledgors”)

Name: GU Shaofeng

ID Card No.: ******************

Domicile: ***, Pudong New Area, Shanghai

Name: HU Honghui

ID Card No.: ******************

Domicile: ***, Zhabei District, Shanghai

Name: LI Tiezheng

ID Card No.: ******************

Registered Address: ***, Minhang District, Shanghai

Name: LUO Wei

ID Card No.: ******************

Domicile: No. 2, A-14 Jiu Xian Qiao Road, Chaoyang District, Beijing

Name: ZHANG Jun

ID Card No.: ******************

Domicile: ***, Putuo District, Shanghai

Party C: Beijing Paipairongxin Investment Consulting Co., Ltd.

Registered Address: Room 6339, Floor 6, Haiyu Shangmao Building, 46 Fucheng Road, Haidian District, Beijing

Legal Representative: GU Shaofeng

Party D: Beijing Prosper Investment Consulting Co., Ltd.

Registered Address: Room 1622A, Building 3, 3 Xi Jing Road, Badachu High-tech Park, Shijingshan District, Beijing

Legal Representative: GU Shaofeng

WHEREAS:

1.	The Pledgee is a wholly foreign-owned enterprise duly incorporated and validly existing under the PRC laws. Shanghai Shanghu Information Technology Co., Ltd. is a limited liability company duly incorporated and validly existing under the PRC laws and a wholly-owned subsidiary of the Pledgee.

2.	Party C is a limited liability company duly incorporated and validly existing under the PRC laws. Shanghai PPDai Financial Information Service Co., Ltd. is a limited liability company duly incorporated and validly existing under the PRC laws and a wholly-owned subsidiary of the Party C.

3.	Party D is a wholly foreign-owned enterprise duly incorporated and validly existing under the PRC laws.

4.	Each of the Pledgors is a shareholder of Party C, with GU Shaofeng, HU Honghui, LI Tiezheng, LUO Wei and ZHANG Jun holding 59.37%, 11.26%, 4.21%, 13.58% and 11.58%, respectively, of the equity interests of Party C;

5.	The Pledgee, Shanghai Shanghu Information Technology Co., Ltd., Shanghai PPDai Financial Information Service Co., Ltd., Party C and Party D have entered into a certain Exclusive Technology Consulting and Service Agreement dated June 30, 2017; the Pledgee, Shanghai Shanghu Information Technology Co., Ltd., the Pledgors, Party C and Party D have entered into a certain Business Operation Agreement dated June 30, 2017; and the Pledgee, the Pledgors, Party C and Party D have entered into a certain Option Agreement dated June 30, 2017;

6.	In order to ensure the Pledgee and Shanghai Shanghu Information Technology Co., Ltd. receive payment of the service fees from Shanghai PPDai Financial Information Service Co., Ltd. and Party C under the Exclusive Technology Consulting and Service Agreement and performance of the Agreements (defined below), the Pledgors pledge, jointly and severally, all of their equity interests in Party C as security for the performance of the foregoing agreements in favor of Party A; and

7.	The Parties have entered into a certain Equity Pledge Agreement dated January 23, 2014 (the “Original Agreement”). The Parties have agreed through negotiations that this Agreement, upon signature by the Parties, shall supersede the Original Agreement in respect of pledge of equity interests provided hereunder. The original agreement shall cease to have any effect hereafter.

NOW, THEREFORE, based on amicable negotiations and the principles of equality and mutual benefits, the Parties hereby agree as follows:

1.	Definition

Unless otherwise provided in this Agreement:

1.1	“Pledge” refers to all contents in the provisions under Section 2 hereof.

1.2	“Equity Interest” means the 100% equity interests in Party C jointly and legally held by the Pledgors, and any and all existing and potential rights and interests in or to such equity interests.

1.3	“Agreements” means the Exclusive Technology Consulting and Service Agreement dated June 30, 2017 made by and among the Pledgee, Shanghai Shanghu Information Technology Co., Ltd., Shanghai PPDai Financial Information Service Co., Ltd., Party C and Party D; the Business Operation Agreement dated June 30, 2017 made by and among the Pledgee, Shanghai Shanghu Information Technology Co., Ltd., the Pledgors, Party C and Party D; and the Option Agreement dated June 30, 2017 made by and among the Pledgee, the Pledgors, Party C and Party D.

1.4	“Event of Default” means any of the events set forth in Section 7 hereof.

1.5	“Default Notice” means any notice given by the Pledgee announcing the Event of Default.

2.	Pledge

2.1	The Pledgors shall pledge all their Equity Interests in Party C as well as any dividend and bonus accrued thereupon during the term of this Agreement to the Pledgee as security for the rights and interests of the Pledgee under the Agreements.

2.2	The scope of security covered by pledging the Equity interest under this Agreement shall be all fees (including legal fees), costs and losses payable to the Pledgee and/or Shanghai Shanghu Information Technology Co., Ltd. by Shanghai PPDai Financial Information Service Co., Ltd., Party C and/or the Pledgors under the Agreements, interests, damages, indemnities and costs for enforcement of creditor’s rights, as well as any obligation of Shanghai PPDai Financial Information Service Co., Ltd., Party C and/or the Pledgors which will be held liable to the Pledgee and/or Shanghai Shanghu Information Technology Co., Ltd in the event that the whole or any part of the Agreements is invalid due to any reason.

2.3	The Pledge contemplated hereunder shall mean the right of preferential repayment entitled to the Pledgee from any amount derived from disposition, auction or sale of the Equity Interest pledged to the Pledgee by the Pledgors.

2.4	Unless otherwise expressly agreed by the Pledgee in writing, after this Agreement comes into effect, the Pledge contemplated hereunder may not be released unless and until Shanghai PPDai Financial Information Service Co., Ltd., Party C and the Pledgors have duly performed all of their obligations under the Agreements and the Pledgee acknowledges such performance in writing. If Shanghai PPDai Financial Information Service Co., Ltd., Party C or the Pledgors fails to fully perform all or any part of their obligations under the Agreements within of the term set out in each of the applicable Agreements, the Pledgee will remain entitled to the Pledge contemplated hereunder unless and until the obligations and duties referred to above have been fully performed in a way reasonably satisfactory to the Pledgee.

3.	Termination of the Original Agreement and Effectiveness of this Agreement

3.1	This Agreement shall be formed and effective as of the date on which it is signed and affixed with the seal by the Parties. The Original Agreement shall be replaced by this Agreement in its entirety. Any matter regarding Pledge of the Equity Interest shall be governed by this Agreement. The Original Agreement shall be terminated upon signature of this Agreement and the pledge created under the Original Agreement shall become null and void immediately.

3.2	After this Agreement becomes effective, each of the Parties shall cooperate to cancel the registration of the pledge created under the Original Agreement and complete registration of the Pledge created hereunder. The Pledge created hereunder shall be created and effective as of the date on which registration of the Pledge with the industrial and commercial authority having jurisdiction over Party C is completed.

3.2	During the term of this Agreement, if Shanghai PPDai Financial Information Service Co., Ltd. or Party C fails to pay the service fee or to perform any other obligations under the Exclusive Technology Consulting and Service Agreement, or Shanghai PPDai Financial Information Service Co., Ltd. or Party C and/or the Pledgors fails to perform any of its obligations under each of the applicable Agreements, the Pledgee, after giving reasonable notice, shall have the right to exercise the Pledge in accordance with the provisions of this Agreement.

4.	Possession and Custody of the Pledge Certificate; Registration of the Pledge

4.1	Within ten (10) business days from the date on which this Agreement is signed or at any other time mutually agreed by the Parties, the Pledgors shall deliver the original capital contribution certificate for its Equity Interest in Party C into the Pledgee’s custody, provide the Pledgee with the proof evidencing that the Pledge contemplated hereunder has been duly registered in Party C’s register of members, and effect all approval and registration procedures required by laws and regulations of the PRC (including without limitation the procedures for the registration of pledge of equity interest under laws of the PRC and required by the industrial and commercial authority having jurisdiction over Party C).

4.2	In the event that change of registration is required by law as a result of the change of the Pledge, the Pledgee and the Pledgors shall effect such change of registration within five (5) business days from occurrence of such change, and submit documents relating to such change of registration, and effect relevant change of registration procedures with the industrial and commercial authority having jurisdiction over Party C.

4.3	As long as the Equity Interest is under Pledge, the Pledgors shall instruct Party C not to distribute any dividend, bonus or adopt any profit distribution plan. If the Pledgors receive economic benefit of any type derived from the pledged Equity Interest other than dividend, bonus or other profit distribution plan, the Pledgors shall instruct Party C to directly transfer any amount (after converting to cash) to the bank account designated by the Pledgee at the request of the Pledgee. The Pledgors shall not use such amount without the Pledgee’s prior written consent.

4.4	As long as the Equity Interest is under Pledge, if the Pledgors subscribe for any new registered capital of Party C or acquire any Equity Interest in Party C held by any other Pledgor (the “Additional Equity Interest”), such Additional Equity Interest shall automatically become the Equity Interest pledged hereunder, and the Pledgors shall complete all procedures required to create Pledge over the Additional Equity Interest within ten (10) business days from their acquisition of the Additional Equity Interest. If the Pledgors fail to complete relevant procedures in accordance with the above, the Pledgee may immediately foreclose on the Pledge pursuant to Section 8 of this Agreement.

5.	Representations and Warranties of the Pledgors

The Pledgors represent and warrant to the Pledgee as follows when executing this Agreement and acknowledge that the Pledgee execute this Agreement and perform the obligations hereunder in reliance on such representations and warranties:

5.1	The Pledgors are legal holders of the Equity Interest contemplated hereunder and have the right to pledge such Equity Interest to the Pledgee as security.

5.2	At any time between the execution date of Agreement and the date on which the Pledgee is entitled to the rights of the Pledge in accordance with Section 2.4 hereof, no legal claim or proper intervention shall be made by any other party once the Pledgee exercises its rights or forecloses on the Pledge in accordance with this Agreement.

5.3	The Pledgee is entitled to exercise its rights under the Pledge in compliance with the laws and regulations and this Agreement.

5.4	All necessary corporate authorizations have been obtained and no laws and regulations are violated for the execution of this Agreement by the Pledgors and their performance of obligations hereunder, and the authorized signatories hereof have been legally and duly authorized.

5.5	The Equity Interest held by the Pledgors, other than the Pledge contemplated hereunder, is not subject to any other encumbrance or any third party security interest (including but not limited to pledge).

5.6	There is no pending or potential civil, administrative or criminal lawsuit, administrative penalty or arbitration in respect of the Equity Interest.

5.7	There is no unpaid tax or fees payable or any uncompleted legal or non-legal procedures which should have been completed in respect of the Equity Interest.

5.8	The terms and conditions hereunder are expression of the Pledgors’ true intent and are legally binding on the Pledgors.

6.	Pledgors’ Undertaking

6.1	During the term of this Agreement, the Pledgors undertake to the Pledgee that the Pledgors shall:

6.1.1	other than transfer the Equity Interest to the Pledgee or its designated person at the request of the Pledgee, not, without the Pledgee’s prior written consent and before the full performance of the Pledgors’ obligation under the Agreements, transfer the Equity Interest or create or allow the existence of any pledge or other encumbrance or any type of third party security interest which may affect the rights and interests of the Pledgee. Without the Pledgee’s prior written consent, the Pledgors shall not take any action which will or may give rise to any change to the Equity Interest or the right attached thereto and such change would or could have material adverse effect upon the Pledgee’s right under this Agreement.

6.1.2	comply with and implement all applicable laws and regulations and upon receipt of any notice, instruction or recommendation from any competent authority in respect of the Pledge, produce such notice, instruction or recommendation to the Pledgee within five (5) business days and act in accordance with the reasonable instructions of the Pledgee.

6.1.3	promptly notify the Pledgee of occurrence of any event or receipt of any notice which may affect the Equity Interest of the Pledgors or any other right under this Agreement, or may change any of the Pledgors’ obligations hereunder or affect the Pledgors’ performance of their obligations hereunder, and shall act in accordance with the reasonable instructions of the Pledgee.

6.2	The Pledgors agree that they shall ensure that the Pledgee’s exercise of its rights in accordance with terms of this Agreement will not be interrupted or interfered with by the Pledgors, their successors, assigns, or any other person.

6.3	The Pledgors guarantee the Pledgee that in order to protect or improve the security of the Pledgors’ and/or Party C’s performance of the obligations under the Agreements, the Pledgors shall make all necessary amendments (if applicable) to the articles of association of Party C, execute in good faith and procure any other party interested in the Pledge to execute all certificates and deeds required by the Pledgee, and/or take and procure such other interested party to take all actions reasonably required by the Pledgee, and facilitate the Pledgee’s exercise of its rights under the Pledge, and execute all documents relating to change of the Equity Interest with the Pledgee or any third party designated by the Pledgee, and provide the Pledgee with all documents in respect of the Pledge required by the Pledgee within a reasonable period of time.

6.4	The Pledgors guarantee to the Pledgee that, for the benefits of the Pledgee, the Pledgors shall comply with and perform all of their warranties, undertakings, agreements and representations. If the Pledgors fail to perform or to fully perform their warranties, undertakings, agreements and representations, the Pledgors shall compensate the Pledgee for all losses incurred by the Pledgee as a result of such nonperformance.

7.	Event of Default

7.1	An Event of Default shall be deemed to have occurred if:

7.1.1	Shanghai PPDai Financial Information Service Co., Ltd., or Party C or their respective successor or assign fails to make full payment for any amount due and payable under the Agreements, or the Pledgors or their successors or assigns fail to perform their obligations under the Agreements;

7.1.2	Any of the representations, warranties or undertakings made by the Pledgors under Sections 5 and 6 hereof is materially misleading or erroneous, and/or the Pledgors are in breach of their representations, warranties or undertakings under Sections 5 and 6 hereof;

7.1.3	The Pledgors or Party C breaches any provision of this Agreement;

7.1.4	Other than provided under Section 6.1.1 hereof, the Pledgors transfer or dispose of the pledged Equity Interest without written consent of the Pledgee;

7.1.5	the Pledgors are required to repay or perform in advance or unable to repay or perform on time any of their loans, securities, indemnifications, undertakings or other debts or liabilities to any third party, which gives rise to the Pledgee’s reasonable belief that the Pledgors’ ability to perform their obligations hereunder has been affected and as a result of which the Pledgee’s interests are affected;

7.1.6	The Pledgors are unable to repay ordinary debt or other indebtedness, and such inability to repay has affected the Pledgee’s interests;

7.1.7	This Agreement becomes illegal or the Pledgors are unable to continue to perform their obligations hereunder due to promulgation of any applicable law;

7.1.8	Any governmental consent, permit, approval or authorization required for the legality, effectiveness or enforceability of this Agreement is revoked, suspended, expired or materially changed;

7.1.9	The Pledgee is in the belief that the Pledgors’ ability to perform their obligations hereunder has been affected as a result of the adverse change to the properties owned by the Pledgors; and

7.1.10	Other circumstances where the Pledgee is unable to exercise or dispose of its rights under the Pledge pursuant to applicable laws.

7.2	The Pledgors and/or Party C shall promptly notify the Pledgee in writing, if the Pledgors and/or Party C is or becomes aware of an occurrence or potential occurrence of any of the events described under Section 7.1 or any event which may give rise to the events described under Section 7.1.

7.3	Unless any Event of Default set out in Section 7.1 has been resolved to the satisfaction of the Pledgee, the Pledgee may give a written Default Notice to the Shanghai PPDai Financial Information Service Co., Ltd., Party C and/or the Pledgors upon or after occurrence of such Event of Default requesting Shanghai PPDai Financial Information Service Co., Ltd., Party C and/or the Pledgors to pay immediately any amount due and payable under the Exclusive Technology Consulting and Service Agreement or any other amount payable, or promptly perform their obligations under each of the Applicable Agreements. If Shanghai PPDai Financial Information Service Co., Ltd., Party C and/or the Pledgors fails to promptly cure its breach or make any necessary remedy within ten (10) days from the date on which such written notice is given, the Pledgee may enforce the Pledge pursuant to Section 8 hereof.

8.	Enforcement of the Pledge

8.1	The Pledgee shall give Default Notice to the Pledgors pursuant to Section 7.3 hereof upon enforcing the Pledge.

8.2	Subject to Section 7.3, the Pledgee may enforce the Pledge at any time after giving the Default Notice under Section 7.3.

8.3	The Pledgee shall be entitled to preferential repayment from any amount derived from the disposal, auction or sale of all or any part of the Equity Interest pursuant to procedures under applicable law until the service fees and any other amount due and payable under the Agreements have been fully repaid and any other obligations thereunder have been fully performed.

8.4	When the Pledgee enforce the Pledge pursuant to this Agreement, the Pledgors and/or Party C shall not impose any obstacle and shall provide support necessary for the Pledgee to enforce the Pledge.

9.	Assignment

9.1	Unless with express prior written consent of the Pledgee, the Pledgors have no right to assign any of their rights and/or obligations hereunder to any third party.

9.2	This Agreement is binding upon the Pledgors and their successors, and is effective to the Pledgee and its successors or assignees.

9.3	The Pledgee may at any time assign all or any of its rights and obligations under the Agreements to any third party designated by it, under which circumstance the assignee shall have the Pledgee’s rights and obligations hereunder. When the Pledgee assigns its rights and obligations under the Agreements, at the request of the Pledgee, the Pledgors shall execute relevant agreements and/or documents in connection with such assignment.

9.4	If the Pledgee is changed as a result of the assignment contemplated under Section 9.3, the parties to the new pledge shall enter into a new pledge agreement and the Pledgors shall be responsible to effect all relevant registration procedures.

10.	Handling Fee and Other Expenses

All fees and out-of-pocket expenses relating to this Agreement, including but not limited to legal fees, printing costs, stamp tax and any other taxes and expenses, shall be borne equally by the Pledgee and Party C.

11.	Force Majeure

11.1	“Force Majeure Event” shall mean any event which is beyond the reasonable control of a Party and unavoidable even with reasonable care of the affected Party, including but not limited to any government act, acts of God, fire, explosion, storm, flood, earthquake, tide, lightning or war; provided however that, deficiency of credit, fund or financing shall not be deemed as an event beyond the reasonable control of a Party. The Party affected by the Force Majeure Event (the “Affected Party”) shall be relieved from all or any of its obligations under this Agreement taking into account of the impact of such event upon this Agreement, and the Affected Party seeking relief of its obligations under this Agreement due to occurrence of such event shall notify the other Party of such event within ten (10) days upon occurrence thereof, and the Parties hereto shall amend this Agreement taking into account of the impact of such event and relieve all or any of the obligations of the Affected Party under this Agreement.

11.2	The Affected Party shall take appropriate measures to mitigate the impact of such Force Majeure Event and make efforts to resume performing the obligation the performance of which has been delayed or prevented by such event. Once the Force Majeure Event is eliminated, the Parties hereto agree to make their best endeavors to resume performance of the rights and obligations under this Agreement.

12.	Governing Law and Dispute Resolution

12.1	This Agreement shall be governed by and construed in accordance with the laws of the PRC.

12.2	In case of any dispute arising between the Parties hereto with respect to the interpretation and performance of the terms hereunder, the Parties shall resolve such dispute in good faith through negotiations. If such negotiations fail, either Party may submit such dispute to Shanghai International Economic and Trade Arbitration Commission for arbitration in accordance with its arbitration rules then in effect. The place of arbitration shall be Shanghai and the language to be used in the arbitration shall be Chinese. The arbitration award shall be final and binding on the Parties. This Article shall survive the termination or dissolution of this Agreement.

12.3	Except for those matters in dispute, the Parties shall continue to perform their respective obligations under this Agreement in good faith.

13.	Notice

Any notice sent by the Parties hereto for the performance of the rights and obligations hereunder shall be made in writing and sent by person, registered post, pre-paid post, recognized courier service or facsimile to the following addresses of relevant party or parties.

If to Party A: Shanghai Guangjian Information Technology Co., Ltd.

Address: 1/F, Building 8, 498 Guo Shou Jing Road, Pudong New District, Shanghai

Telephone: 021-51870819

Attention: ZHANG Jun

If to Party B:

GU Shaofeng, LI Tiezheng, HU Honghui, LUO Wei, ZHANG Jun

Address: 1/F, Building 8, 498 Guo Shou Jing Road, Pudong New District, Shanghai

Telephone: 021-51870819

Attention: ZHANG Jun

If to Party C: Beijing Paipairongxin Investment Consulting Co., Ltd.

Address: 1/F, Building 8, 498 Guo Shou Jing Road, Pudong New District, Shanghai

Telephone: 021-51870819

Attention: ZHANG Jun

If to Party D: Beijing Prosper Investment Consulting Co., Ltd.

Address: 1/F, Building 8, 498 Guo Shou Jing Road, Pudong New District, Shanghai

Telephone: 021-51870819

Attention: ZHANG Jun

14.	Exhibit

The exhibit attached hereto shall be an integral part of this Agreement.

15.	Waiver

Failure to exercise or delay in exercising any right, remedy, power or privilege hereunder by the Pledgee shall not operate as waiver of such right, remedy, power or privilege. Any specific or partial exercise of any right, remedy, power or privilege by the Pledgee shall not preclude the Pledgee from exercising any other rights, remedies, powers or privileges. The rights, remedies, powers and privileges set out hereunder are cumulative and shall not preclude applicability of any right, remedy, power and privilege provided under any law.

16.	Miscellaneous

16.1	Any amendment, supplement or change to this Agreement shall be made in writing and shall be effective only after it has been signed by the Parties and affixed with the seals of the Parties.

16.2	The Parties hereby acknowledge that this Agreement represents fair and reasonable agreements reached by the Parties on the basis of equality and mutual benefits. If any provision under this Agreement is invalid or unenforceable due to any inconsistency with any applicable law, such provision shall be invalid or unenforceable only to such extent governed by the applicable law and the validity of the other provisions of this Agreement shall not be affected.

16.3	This Agreement is written in Chinese in four (4) counterparts, with each of Party A, Party B, Party C and Party C holding one thereof.

(No text below in this page)

(Signature page of the Equity Pledge Agreement)

Party A: Shanghai Guangjian Information Technology Co., Ltd. (Seal)

/s/ ZHANG Jun

Legal or Authorized Representative

/s/ Seal of Shanghai Guangjian Information Technology Co., Ltd.

Party B:

/s/ GU Shaofeng

/s/ LI Tiezheng

/s/ HU Honghui

/s/ LUO Wei

/s/ ZHANG Jun

Party C: Beijing Paipairongxin Investment Consulting Co., Ltd. (Seal)

/s/ GU Shaofeng

Legal or Authorized Representative

/s/ Seal of Beijing Paipairongxin Investment Consulting Co., Ltd.

Party D: Beijing Prosper Investment Consulting Co., Ltd. (Seal)

/s/ GU Shaofeng

Legal or Authorized Representative

/s/ Seal of Beijing Prosper Investment Consulting Co., Ltd.

Exhibit

Register of Shareholders of Party C

Company name: Beijing Paipairongxin Investment Consulting Co., Ltd.

Name of shareholder	GU Shaofeng	ID number	Occupation

Residence

Date	Investment amount/price	Shareholding percentage	Note
	RMB59,370	59.37%	100% of the equity interests are pledged in favor of Shanghai Guangjian Information Technology Co., Ltd.

Name of shareholder	HU Honghui	ID number	Occupation

Residence

Date	Investment amount/price	Shareholding percentage	Note
	RMB11,260	11.26%	100% of the equity interests are pledged in favor of Shanghai Guangjian Information Technology Co., Ltd.

Name of shareholder	LI Tiezheng	ID number	Occupation

Residence

Date	Investment amount/price	Shareholding percentage	Note
	RMB4,210	4.21%	100% of the equity interests are pledged in favor of Shanghai Guangjian Information Technology Co., Ltd.

Name of shareholder	LUO Wei	ID number	Occupation

Residence

Date	Investment amount/price	Shareholding percentage	Note
	RMB13,580	13.58%	100% of the equity interests are pledged in favor of Shanghai Guangjian Information Technology Co., Ltd.

Name of shareholder	ZHANG Jun	ID number	Occupation

Residence

Date	Investment amount/price	Shareholding percentage	Note
	RMB11,580	11.58%	100% of the equity interests are pledged in favor of Shanghai Guangjian Information Technology Co., Ltd.

Notes:

This Register of Shareholders is prepared on reliance of the current articles of association, as amended, of Beijing Paipairongxin Investment Consulting Co., Ltd., as well as the Equity Pledge Agreement dated June 30, 2017 made by and among Beijing Paipairongxin Investment Consulting Co., Ltd. and its shareholders and Shanghai Guangjian Information Technology Co., Ltd. (the “Pledge Agreement”).

This Register of Shareholders has one original, and one duplicate copy identical to the original. The original is placed with Beijing Paipairongxin Investment Consulting Co., Ltd. The duplicate copy, affixed with the seal of Beijing Paipairongxin Investment Consulting Co., Ltd., is placed under custody of Shanghai Guangjian Information Technology Co., Ltd.

Beijing Paipairongxin Investment Consulting Co., Ltd. (Seal)
/s/ GU Shaofeng
Legal or Authorized Representative
/s/ Seal of Beijing Paipairongxin Investment Consulting Co., Ltd.